                                                                EXHIBIT 99(a)(4)

                                   [FORM OF]

                          LOUDEYE TECHNOLOGIES, INC.

              NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

================================================================================

If you previously elected to accept Loudeye Technologies, Inc.'s offer to exchange options, and you would like to change your election and reject this offer, you must sign this Notice and return it to Angie Bailey of Loudeye Technologies, Inc. at 414 Olive Way, Suite 500, Seattle, Washington 98101 before 9 p.m., Pacific Time, on Tuesday, July 3, 2001, unless the offer is extended.
If you have questions, please contact Angie Bailey at (206) 832-4111.

================================================================================

To Loudeye Technologies, Inc.:

     I previously received a copy of the Offer to Exchange (dated June 6, 2001), the Cover Letter and Summary of Terms, and an Election Form. I signed and returned the Election Form, in which I elected to accept Loudeye Technologies, Inc.'s offer to exchange options. I now wish to change that election and reject your offer to exchange options. I understand that by signing this Notice and delivering it to Angie Bailey of Loudeye Technologies, Inc., I will be able to withdraw my acceptance of the offer and reject the offer to exchange options. I have read and understand all of the terms and conditions of the offer to exchange options.

     I understand that in order to reject the offer, I must sign and deliver this Notice to Angie Bailey of Loudeye Technologies, Inc. at 414 Olive Way, Suite 500, Seattle, Washington 98101 before 9 p.m., Pacific Time, on Tuesday, July 3, 2001, or if Loudeye Technologies, Inc. extends the deadline to exchange options, before the extended expiration of the offer.

     By rejecting the offer to exchange options, I understand that I will not receive any New Options (Table 2) and I will keep the Eligible Options (Table 1) and Retained Options (Table 3) as listed on my Election Form. These options will continue to be governed by the stock option plan under which they were granted and existing option agreements between Loudeye Technologies, Inc. and me.

     I have completed and signed the following exactly as my name appears on my original Election Form.

     I do not accept the offer to exchange options.

X_______________________________________________________________________________
 Signature

Date:  ___________, 2001

Name:  ________________________  _______________________________________________
                                 (Please Print)